DSM in motion:
driving focused growth

DSM to acquire
Martek Biosciences Corporation
to add new Nutrition growth platform

21 December 2010

Additional information

The tender offer described in this news release has not yet been commenced. This news release and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Martek. At the time the tender offer is commenced, DSM and its wholly-owned subsidiary, Greenback Acquisition Corporation, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and Martek intends to file a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the tender offer. DSM, Greenback Acquisition Corporation and Martek intend to mail these documents to the stockholders of Martek. These documents will contain important information about the tender offer and stockholders of Martek are urged to read them carefully when they become available. Stockholders of Martek will be able to obtain a free copy of these documents (when they become available) and other documents filed by Martek, DSM or Greenback Acquisition Corporation with the Securities and Exchange Commission at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from DSM.

Forward looking information

This presentation contains certain forward looking statements that involve a number of risks and uncertainties. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Martek stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; any conditions imposed in connection with consummation of the tender offer and the merger; satisfaction of various other conditions to the completion of the tender offer and the merger contemplated by the merger agreement; and other risk factors as set forth from time to time in DSM's Annual Report and in filings with the SEC including, but not limited to, Part I, Item 1A of Martek's Form 10-K for the fiscal year ended October 31, 2009, other Martek reports on Form 10-K, Form 10-Q and Form 8-K and, when made, DSM's Schedule TO and related documentation and Martek's Schedule 14D-9 to be filed in connection with the tender offer. The inclusion of a forward-looking statement herein should not be regarded as a representation by DSM or Martek that DSM's or Martek's objectives will be achieved. DSM and Martek undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Martek adds a new growth platform to Nutrition

- Fully supports DSM's growth strategy as a Life Sciences and Materials Sciences company
- Consistent with DSM Nutrition's strategy: "*continued value growth*"
- Adds new growth platform for natural, healthy PUFA(*) nutrition ingredients
- Martek is a leader, especially in Infant Formula Nutrition applications
- Positions DSM as leader in PUFAs and Infant Nutrition, strengthens US presence, expands DSM's biotechnology platform
- Amerifit provides an additional marketing channel for DSM ingredients
- Growth accelerated by DSM's global market reach, technology base and application skill capabilities, its insights in food and beverage and global dietary supplements and its strength in industrial biotechnology and related applications
- Longstanding relationship between DSM and Martek with complementary IP
- Acquisition is immediately EPS accretive

Committed to delivering on continued value growth in Nutrition

(*) Polyunsaturated fatty acids

Transaction overview

- **$31.50 per share in cash, Total consideration of US$ 1,087 million**
  - Represents a premium of 35% to Martek's closing share price on Dec 20, 2010 (NASDAQ:MATK)
  - Martek carried a net cash balance of $64 mln on Oct 31, 2010
  - Martek has acquired Amerifit in February 2010 for $ 218 mln
- **All cash offer, approved by the DSM Supervisory Board**
- **Tender process expected to close in February 2011, and transaction expected to close in first or second quarter 2011**
- **Martek Board of Directors recommends the offer**
- **Subject to customary conditions to closing**
  - Minimum acceptance threshold of at least a majority of Martek shares on a fully diluted basis
  - Regulatory review and approvals
- **Martek employs some 600 people, headquartered in Columbia, MD, with additional facilities in Colorado, Kentucky, South Carolina and Connecticut.**

Attractive transaction for both DSM and Martek shareholders

Strategic rationale

- **PUFAs are clinically proven to have important human health benefits**
  - one of the largest, fast growing health ingredients introduced in recent history
- **Martek is a leader in this field with strong position, especially in Infant Nutrition applications**

- **The acquisition of Martek**
  - positions DSM as a leader in PUFAs and in Infant Nutrition
  - Greatly strengthens DSM's presence in the United States
  - expands DSM's technology platform in the field of algal fermentation

- **Martek's growth globally will be accelerated by**
  - DSM's global market reach, technology base and application skill capabilities
  - DSM's insights in food and beverage and dietary supplement markets
  - DSM's strength in industrial biotechnology and related applications

A very good match with DSM in an attractive growth segment

Martek: A market leader in a high growth market

- Leader in PUFAs, especially microbial DHA and ARA for infant formula (IF)
  - Serve most major global IF customers
  - Secured contracts with IF leaders (2014 – 2016)
- Unique technology platform based on algae
  - Expertise in development and production of high value products from microbial sources
  - Focus on DHA & ARA, and expanding platforms in lipids, protein and carbohydrate technologies
  - Strong IP position
- On-going expansion outside of IF
  - DHA & ARA in other food markets, feed and supplements
  - Branded consumer health products (Amerifit)
  - Next generation products / technology platforms
- Attractive financial profile
  - $450 million sales in FY2010
  - Estimated EBITDA $115-$120 million

Revenues



$ million
450
300
150
0
184
218
271
307
352
345
450
FY04
FY05
FY06
FY07
FY08
FY09
FY10

Note: 10/31 fiscal year end; revenue breakdown based on FY2010

Product breakdown



Other 13%
Branded consumer health (Amerifit) 14%
Infant formula 73%

High value products in unique market segments

Leader in Omega-3 and Omega-6

life'sDHA™

- Produced from algae, a microbial source of DocosaHexaenoic Acid (DHA)
- Long-chain polyunsaturated Omega-3 fatty acid (PUFA), important for brain, eye and heart health throughout the lifecycle
- Applications include infant formulas, dietary supplements, products for pregnant and nursing women, food and beverages, animal nutrition and health

life'sARA™

- Long-chain polyunsaturated Omega-6 fatty acid produced from fungus
- Naturally found in breast milk, important for proper infant brain development and physical growth







Infant Formula: significant growth opportunities

- Nearly 100% of US IF brands fortified with DHA and ARA
- Push into international markets by Martek - additional, large growth potential
- DSM has significant experience in commercializing products in European food markets
- High Growth Economies represent a major growth opportunity
  - Increasingly wealthy populations
  - Urbanization
  - Brand premium for Western products
  - Vegetarian solution key for Indian market

DSM will help to accelerate Martek growth outside the US

Complementary technology platform, intellectual property and innovation pipeline

MARTEK life enriched.™

Project Pipeline Overview

	Project	Description	Channel	Expected Commercialization
Near Term	MIDAS Study	Improved cognitive function in healthy adults	Amerifit BRANDS	2011
	Microbial EPA/DHA	Algal EPA+DHA oil similar to higher quality fish oils	Amerifit BRANDS	2011
	DHA Combination Products/ Amerifit line extensions	Nutritional supplements with DHA + other ingredients	Amerifit BRANDS	2011
	Next Generation IF DHA	Lower cost algal DHA oil for infant formula	MARTEK	2013

	Project	Description	Partner
Longer Term	Therapeutic Proteins	Algal-based protein expression platform	Confidential
	Microbial Biofuels	Conversion of sugar into biodiesel through fermentation	
	Seed Oil DHA	Oilseed-based production system for DHA	Dow AgroSciences
	High Purity DHA	90+% pure DHA product for therapeutic applications	TBD
	Chondroitin	Chondroitin production via bacterial fermentation	SEIKAGAKU
	Shrimp Antiviral	Algae-based feed with therapeutic benefits	MUSC

DSM


Yeasts and other micro-organisms
Enzymes
Advanced chemistry
Algae and other micro-organisms

- Over 350 patents
- Over 500 pending patent applications
- Strong algae based biotech platform
- Adds to DSM's biotechnology pipeline and portfolio of opportunities

Combining technologies will accelerate innovative growth

Opportunities in new markets

Dietary Supplements	• Providing an alternative Omega-3 for the vegetarian market; brain health focused supplements
Food & Beverage	• Providing a microbial Omega-3 health ingredient
Feed	• Providing a sustainable substitute for fish oil
B2C	• Amerifit provides additional channels for DSM ingredients

DSM's platform in other markets will help to accelerate growth

Exciting step in Nutrition's value growth strategy

- Use innovation headroom for further differentiation
- Selective acquisitions to leverage unique infrastructure / market access
- Leverage DSM's strong position towards naturals trend
- Improve cost position at par with best of industry

Acquisition of Martek

- Adds new growth platforms in healthy and natural PUFA ingredients
- DSM will leverage its technology base, application skills, and global market reach to channel Martek's products faster into other regions, applications and market segments.
- Attractive and complementary biotechnology platform based on algae for applications in nutrition and beyond

Acquisition supports DSM Nutrition strategic aspirations

Financial impact

- **Transaction fully supports Nutrition Cluster's financial targets**
  - Significant revenue synergies, accretive to the EBITDA margin
- **100% cash purchase**
- **Funded from available cash**
- **Acquisition supports DSM's strong current ratings:**
  S&P A (stable), Moody's A3 (stable)
- **The acquisition is immediately EPS accretive for DSM by 15 to 20 euro cents per ordinary share on a full year basis**

Value creation

Conclusions

- Fully supports DSM's growth as a Life Sciences and Materials Sciences company
- Consistent with DSM Nutrition's strategy: "*continued value growth*"
  - Adds new growth platform for natural, healthy PUFA nutrition ingredients
- Significant growth synergies in building on Martek's strong position in infant formula and developing it further
- The acquisition is immediately EPS accretive for DSM by 15 to 20 euro cents per ordinary share on a full year basis
- Confident about reaching DSM's profitability targets by 2013
  - EBITDA of €1.4 – 1.6 billion
  - ROCE >15%

DSM in motion: *driving focused growth*

Contact:

DSM Investor Relations

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